Exhibit (n)(1)(xiv)

MULTIPLE CLASS PLAN

FOR STERLING CAPITAL FUNDS

This constitutes a MULTIPLE CLASS PLAN (the “Plan”) of the Sterling Capital Funds, a Massachusetts business trust (the “Trust”), adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Plan describes each class of the Trust’s units of beneficial interest offered by one or more series of the Trust (each a “Fund” and collectively the “Funds”).

WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and shareholder servicing needs of its current and future investors; and

WHEREAS, the Board of Trustees of the Trust (the “Board”), including a majority of the Trustees who are not “interested persons” of the Trust, as such term is defined by the 1940 Act, mindful of the requirements imposed by Rule 18f-3(d) under the 1940 Act, has determined to adopt this Plan to enable the Funds to provide appropriate services to certain designated classes of shareholders of the Funds (“Shareholders”).

NOW, THEREFORE, the Trust designates the Plan as follows:

1. Designation of Classes. The Trust shall offer its units of beneficial interest (“Shares”) in five classes: Class R6 Shares, Institutional Shares, Class A Shares, and Class C Shares.

2. Purchases. Class C Shares are distributed to the general public pursuant to procedures outlined in the Trust’s Registration Statement. Class A Shares are distributed to the general public and to certain financial intermediaries in accordance with the procedures outlined in the Trust’s Registration Statement. Institutional Shares may be purchased through procedures established by the distributor in connection with the requirements of fiduciary, advisory, agency, custodial and other similar accounts maintained by or on behalf of customers of Truist Financial Corporation or one of its affiliates, as outlined in the Trust’s Registration Statement. Class R6 Shares are available for purchase by certain eligible institutional investors and accounts, including certain eligible group retirement and benefit plans, in accordance with the procedures outlined in the Trust’s Registration Statement. Purchase minimums and other eligibility requirements, if any, will be set forth in the Trust’s current Registration Statement, and may be amended or supplemented from time to time.

3. Shareholder Services. Institutional, Class R6, Class A, and Class C Shareholders may make automatic investments in a Fund from their bank accounts and receive automatic payments from their accounts. Class R6 Shares do not pay any form of sub-recordkeeping, sub-transfer agency or other similar service fees to third party financial intermediaries (“Third Party Service Fees”); Institutional, Class A and Class C Shares may from time to time pay Third Party Service Fees, consistent with the Trust’s current Registration Statement, as may amended or supplemented from time to time.

4. Sales Charges.

Class R6 Shares

Class R6 Shares are not subject to a sales charge at the time of purchase or upon redemption.

Institutional Shares

Institutional Shares are not subject to a sales charge at the time of purchase or upon redemption.

Class A Shares

Class A Shares are subject to a sales charge at the time of purchase. The sales charge is based on a percentage of the offering price and may vary based on the amount of purchase or if purchased through certain financial intermediaries in accordance with the Trust’s current Registration Statement. Sales charges may be waived in accordance with the Trust’s current Registration Statement. If a Shareholder for whom sales charges have been waived redeems Class A Shares prior to the second anniversary of purchase, the Shareholder may be subject to a Contingent Deferred Sales Charge in accordance with the Trust’s current Registration Statement.

Class C Shares

If a Shareholder redeems Class C Shares prior to the first anniversary of purchase, the Shareholder will pay a Contingent Deferred Sales Charge computed in accordance with the Trust’s current Registration Statement. The Contingent Deferred Sales Charge may be waived in accordance with the Trust’s current Registration Statement.

5. Distribution and Shareholder Services Fee.

Class R6 Shares

Class R6 Shares are not subject to a distribution and shareholder services fee.

Institutional Shares

Institutional Shares are not subject to a distribution and shareholder services fee.

Class A Shares

Class A Shares are subject to a distribution and shareholder services fee assessed in accordance with the 12b-1 Plan (the “A Share Fee”).

Class C Shares

Class C Shares of the Fund also are subject to a distribution and shareholder services fee assessed in accordance with the 12b-1 Plan (“C Share Fee”). Each of the R Share Fee and the A Share Fee is lower than the C Share Fee.

6. Exchanges.

Class R6 Shares

Class R6 Shares of a Fund may be exchanged for Class R6 Shares of another Fund. Class R6 Shares may also be exchanged for Class A Shares or Institutional Shares, if the Shareholder ceases to be eligible to purchase Class R6 Shares and is eligible to purchase such Shares. Class R6 Shares may not be exchanged for Class C Shares.

Institutional Shares

Institutional Shares of a Fund may be exchanged for Institutional Shares of another Fund. Institutional Shares may also be exchanged for Class A Shares, if the Shareholder ceases to be eligible to purchase Institutional Shares. Institutional Shares may not be exchanged for Class C Shares and may be exchanged Class R6 Shares only if the Shareholder becomes eligible to purchase Class R6 Shares.

Class A

Class A Shares of a Fund may be exchanged for Class A Shares of another Fund. Class A Shares may not be exchanged for Class C Shares and may be exchanged for Institutional Shares and Class R6 Shares only if the Shareholder becomes eligible to purchase such Shares.

Class C Shares

Class C Shares of a Fund may be exchanged for Class C Shares of another Fund. Class C Shares may only be exchanged for Institutional Shares and Class R6 Shares only if the Shareholder becomes eligible to purchase such Shares. Class C Shares generally may not be exchanged for Class A Shares except as otherwise provided in the Trust’s current Registration Statement.

7. Conversions. Class C shares automatically convert to Class A shares no later than the end of the month in which the eighth anniversary of the date of purchase occurs (or such earlier date as the Trustees of a Fund may authorize). Such conversion will be on the basis of the relative net asset values of the two classes, without the imposition of any sales charge, fee, or other charge.  In addition, each Fund may in its discretion convert shares of one class into shares of a different class of the same Fund.  All conversions will be effected on the basis of the relative net asset values of the two classes, without the imposition of any sales charge, fee or other charge.

8. Redemptions. Unless otherwise indicated in the Trust’s current Registration Statement, Class R6 Shares and Institutional Shares generally may be redeemed without charge. Class A and Class C Shares may be subject to a Contingent Deferred Sales Charge as outlined in Section 4.

9. Voting Rights. Each Share held entitles the Shareholder of record to one vote. Each Fund will vote separately on matters relating solely to that Fund. Each class of a Fund shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class. However, all Fund Shareholders will have equal voting rights on matters that affect all Fund Shareholders equally.

10. Expense Allocation. Each class shall pay the expenses associated with its different distribution and shareholder services arrangement. Each class may, at the Board’s discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust’s assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses will be allocated to each class on the basis of the relative net asset value of that class in relation to the net asset value of the Fund.

11. Waiver and Reimbursements. Nothing in this Plan shall be construed as limiting the ability of any person to waive any fee paid by a Fund or class to that person or to reimburse any or all expenses of a Fund or class.

12. Dividends. The amount of dividends payable on Class R6 and Institutional Shares may be more than the dividends payable on Class A or Class C Shares because of the A Share Fee and the C Share Fee charged to Class A and Class C Shares, respectively, pursuant to the Plan. The amount of dividends payable on Class A Shares may be more than that payable on Class C Shares because of the higher C Share Fee charged to Class C Shares pursuant to the 12b-1 Plan.

13. Termination and Amendment. This Plan may be terminated or amended pursuant to the requirement of Rule 18f-3(d) under the 1940 Act.

14. Matters related to the Trust as a Massachusetts Business Trust. The names “Sterling Capital Funds” and “Trustees of Sterling Capital Funds” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Agreement and Declaration of Trust dated February 1, 2011, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of Sterling Capital Funds entered into in the name or on behalf thereof by any of the Trust, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

Adopted by the Board of Trustees on September 21, 1995, as most recently amended February 23, 2022.

As Revised February 23, 2022

EXHIBIT A

to the Multiple Class Plan

Class A Shares

Class C Shares

Class R6 Shares

Institutional Shares

Each of the portfolios of the Sterling Capital Funds (the “Trust”) set forth below shall be covered by the Multiple Class Plan adopted by the Trust and to which this Exhibit is attached with respect to the Class A Shares, the Class C Shares, the Class R6 Shares and the Institutional Shares of such portfolio as indicated:

Behavioral Large Cap Value Equity Fund	Behavioral Small Cap Value Equity Fund
Class A Shares	Class A Shares
Class C Shares	Class C Shares
Institutional Shares	Institutional Shares
Class R6 Shares	Class R6 Shares

Mid Value Fund	Short Duration Bond Fund
Class A Shares	Class A Shares
Class C Shares	Class C Shares
Institutional Shares	Institutional Shares
Class R6 Shares	Class R6 Shares

Intermediate U.S. Government Fund	Special Opportunities Fund
Class A Shares	Class A Shares
Class C Shares	Class C Shares
Institutional Shares	Institutional Shares
Class R6 Shares	Class R6 Shares

Ultra Short Bond Fund	North Carolina Intermediate Tax-Free Fund
Class A Shares	Class A Shares
Institutional Shares	Class C Shares
Class R6 Shares	Institutional Shares
Class R6 Shares

Total Return Bond Fund	South Carolina Intermediate Tax-Free Fund
Class A Shares	Class A Shares
Class C Shares	Class C Shares
Institutional Shares	Institutional Shares
Class R6 Shares	Class R6 Shares

Virginia Intermediate Tax-Free Fund	Quality Income Fund
Class A Shares	Class A Shares
Class C Shares	Class C Shares
Institutional Shares	Institutional Shares
Class R6 Shares	Class R6 Shares

West Virginia Intermediate Tax-Free Fund	Behavioral International Equity Fund
Class A Shares	Class A Shares
Class C Shares	Class C Shares
Institutional Shares	Institutional Shares
Class R6 Shares	Class R6 Shares

Long Duration Corporate Bond Fund	Real Estate Fund
Class A Shares	Class A Shares
Class C Shares	Class C Shares
Institutional Shares	Institutional Shares
Class R6 Shares	Class R6 Shares

Equity Income Fund	SMID Opportunities Fund
Class A Shares	Class A Shares
Class C Shares	Class C Shares
Institutional Shares	Institutional Shares
Class R6 Shares	Class R6 Shares

Mid Cap Relative Value Fund	Small Cap Value Fund
Class A Shares	Class A Shares
Class C Shares	Class C Shares
Institutional Shares	Institutional Shares
Class R6 Shares	Class R6 Shares